UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2025

Blackstone Real Estate Income Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:

(212) 583-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

A summary of a presentation providing certain information regarding Blackstone Real Estate Income Trust, Inc., a Maryland corporation (“BREIT” or the “Company”), is set forth below in this Current Report on Form 8-K under this Item 7.01. In addition, the Company has posted the full presentation on its website at www.breit.com under “For Stockholders” in the “Resources” section. References herein to “we,” “us” or “our” refer to the Company and its subsidiaries unless the context specifically requires otherwise.

BREIT Q3 2025 Update

Earlier this fall, we shared an update that Katie Keenan has been appointed to succeed our beloved colleague, the late Wesley LePatner, as Chief Executive Officer and a Director of BREIT, and Global Head of Core+ Real Estate at Blackstone. Katie is a long-tenured Blackstone executive who has held numerous leadership positions since joining the firm in 2012, most recently as Global Co-Chief Investment Officer of Blackstone Real Estate Debt Strategies and Chief Executive Officer of Blackstone Mortgage Trust, a NYSE-listed publicly-traded commercial mortgage REIT. We are confident that BREIT and our investors will benefit from Katie’s strong leadership and expertise, and that she will help us carry forward Wesley’s legacy.

Momentum building for BREIT

BREIT’s performance continued to accelerate in the third quarter, delivering a +1.65% net return (Class I), and year-to-date performance through October up +5.6%, with ten consecutive months of positive performance.1 Since inception nearly nine years ago, BREIT has generated a +9.2% annualized net return (Class I), which is 60% higher than publicly traded REITs and ~3x private real estate.1,2 In 2024, 96% of BREIT’s distribution was classified as return of capital, bringing our 4.8% pre-tax Class I distribution rate to 7.5% on a tax-equivalent basis, and we expect BREIT’s 2025 return of capital to remain in line with this level.3,4* We believe these compelling distributions as well as sustained positive performance is strengthening investor sentiment, with repurchase requests down 96% from their peak and net flows approaching positive.5

BREIT’s strong performance reflects the quality and resilience of its portfolio, which we believe is positioned to capture meaningful upside as the real estate recovery unfolds. With values having reset, commercial real estate stands out as a unique and compelling opportunity – especially compared to equities and fixed income, which have rallied 95% and 37% in recent years and now hover near peak levels.6 We believe BREIT is strategically positioned to capitalize on this opportunity and deliver attractive returns for investors.

Continued strength from data centers

Data centers have been the leading driver of BREIT’s recent performance, and we expect them to remain a powerful growth engine in the years ahead. In the third quarter alone, BREIT deployed $1.2B into data center development, bringing 2025 year-to-date investment in data centers to $3.7B.7 Blackstone’s data center platform, QTS, has grown into the largest and fastest growing data center company in the world, with leased capacity up 12x and its development land bank up 6x since acquisition.8,9** As artificial intelligence (AI) continues to be integrated into the global economy and our daily lives, we see this momentum showing no signs of slowing down. In fact, QTS’ leasing pipeline doubled in just the last quarter and the largest hyperscalers are projected to spend $415B on digital infrastructure this year, up 75% from 2024.10,11

We believe that investing in data centers, the “picks and shovels” of the AI revolution, is one of the safest and most strategic ways to capitalize on this transformative megatrend. Within this sector, BREIT has focused primarily on data center development, generally the most profitable part of the data center lifecycle, while maintaining a disciplined, risk-mitigated approach. Importantly, we’ve avoided speculative development given QTS’ $25B+ development pipeline is fully pre-leased to large, global technology companies.12** Additionally, QTS’ leases are 15-20 years in duration, with contractual rent escalators providing stable, long-term potential cash flows. QTS has a 4,000-acre land bank in key data center markets, with most sites already having secured access to power.13 This land bank can support an additional $80B of future development, strengthening our ability to meet demand efficiently.14** As new entrants continue to emerge, we believe our scale, strategic positioning and operational track record mitigate downside risk and strengthen our competitive advantage.

Healthy real estate fundamentals across BREIT’s portfolio

We are seeing a dramatic decline in new supply across virtually every real estate sector globally. In fact, new construction starts in BREIT’s key sectors are down two-thirds from 2022 levels to over 10-year lows.15 This pullback is the #1 reason we are bullish on real estate today as lower supply should eventually lead to stronger rent growth and higher values, and we are just beginning to see this reflected in fundamentals. At the same time, capital markets are wide open, with the overall cost of debt capital having declined ~10% from 2024 and ~40% from the peak in 2023.16 CMBS issuance volume tripled between 2023 and 2024, and YTD 2025 issuance has surpassed the recent peak in 2021.17 We are seeing this improvement across capital markets translate into more bidders and greater transaction activity, and we expect this momentum to continue as interest rates move lower.

Against this backdrop, we believe BREIT remains exceptionally well-positioned. BREIT is ~90% concentrated in our highest conviction sectors of rental housing, industrial and data centers, and 65% concentrated in fast-growing Sunbelt markets, which benefit from higher population, job and wage growth compared to the rest of the country.18 Rental housing, which represents nearly half of BREIT’s portfolio, is strategically diversified across multifamily, single family, student and affordable housing, and designed to deliver sustained performance through market cycles. This positioning has been critical in recent years, as our overall rental housing performance has been resilient amid elevated supply across Sunbelt multifamily. Fortunately, BREIT’s markets are now past peak deliveries and we believe are poised to reaccelerate as we look ahead.19

BREIT’s second largest sector, industrial, remains on solid footing. Our focus on last-mile infill locations near dense population centers positions us to capture accelerating demand for faster delivery times and our concentration in Midwest and Sunbelt markets benefits from a surge in U.S reindustrialization, with roughly $800B of new projects announced since 2021.20 This trend is driving spillover demand for warehouses across these key markets, and with market rents approximately 18% above BREIT’s in-place rents, we see meaningful embedded growth potential ahead.21

Improving macro backdrop

With both long and short-term interest rates declining, real estate’s biggest headwind in recent years is becoming a tailwind. The 10-year US Treasury yield has declined roughly 90bps from its October 2023 peak, creating a more supportive backdrop for valuations and investment activity in real estate.22 Should interest rates continue to move lower in a meaningful and sustained way, it would be a very powerful catalyst for increasing real estate values.

As we look to the final stretch of 2025, our conviction in BREIT’s portfolio has never been stronger. New supply is contracting, capital markets are active and we believe BREIT is well-positioned to capitalize on these favorable dynamics. Central to BREIT’s strength is QTS, a powerful performance engine at the center of the AI revolution. More broadly, we are encouraged that even as AI reshapes industries, the need for core real estate remains intact: people will still need places to live, warehouses will still be essential to support e-commerce growth, and data centers are increasingly critical to the global economy.

Thank you for your trust, partnership and continued support.

Past performance does not predict future returns. Financial data is estimated and unaudited. All figures as of September 30, 2025 unless otherwise noted. Opinions expressed reflect the current opinions of BREIT as of the date appearing in the materials only and are based on BREIT’s opinions of the current market environment, which is subject to change. Certain information contained in the materials discusses general market activity, industry or sector trends, or other broad-based economic, market or political conditions and should not be construed as research or investment advice.

The properties, sectors and geographies referenced herein do not represent all BREIT investments. The selected investment examples presented or referred to herein may not be representative of all transactions of a given type or of investments generally and are intended to be illustrative of the types of investments that have been made or may be made by BREIT in employing its investment strategies. It should not be assumed that BREIT’s investment in the properties identified and discussed herein were or will be profitable or that BREIT will make equally successful or comparable investments in the future. Please refer to https://www.breit.com/properties for a complete list of real estate investments (excluding equity in public and private real estate related companies).

Blackstone Proprietary Data. Certain information and data provided herein is based on Blackstone proprietary knowledge and data. Portfolio companies may provide proprietary market data to Blackstone Inc. (“Blackstone”), including about local market supply and demand conditions, current market rents and operating expenses, capital expenditures and valuations for multiple assets. Such proprietary market data is used by Blackstone to evaluate market trends as well as to underwrite potential and existing investments. While Blackstone currently believes that such information is reliable for purposes used herein, it is subject to change, and reflects Blackstone’s opinion as to whether the amount, nature and quality of the data is sufficient for the applicable conclusion, and no representations are made as to the accuracy or completeness thereof.

Embedded Growth. Embedded growth represents Blackstone’s expectations for growth based on its view of the current market environment taking into account rents that are currently below market rates and therefore have the potential to increase. These expectations are based on certain assumptions that may not be correct and on certain variables that may change, are presented for illustrative purposes only and do not constitute forecasts. There can be no assurance that any such results will actually be achieved.

Sponsor. This material makes reference to Blackstone, a premier global investment manager. The real estate group of Blackstone, Blackstone Real Estate, is BREIT’s sponsor and an affiliate of the BREIT Adviser. Information regarding Blackstone and Blackstone Real Estate is included to provide information regarding the experience of BREIT’s sponsor and its affiliates. An investment in BREIT is not an investment in BREIT’s sponsor or Blackstone as BREIT is a separate and distinct legal entity.

Tax Information. The tax information herein is provided for informational purposes only, is subject to material change, and should not be relied upon as a guarantee or prediction of tax effects. This material also does not constitute tax advice to, and should not be relied upon by, potential investors, who should consult their own tax advisors regarding the matters discussed herein and the tax consequences of an investment. A portion of REIT ordinary income distributions may be tax deferred given the ability to characterize ordinary income as Return of Capital (“ROC”). ROC distributions reduce the stockholder’s tax basis in the year the distribution is received, and generally defer taxes on that portion until the stockholder’s stock is sold via redemption. Upon redemption, the investor may be subject to higher capital gains taxes as a result of a lower cost basis due to the ROC distributions. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for REIT distributions. Investors should be aware that a REIT’s ROC percentage may vary significantly in a given year and, as a result, the impact of the tax law and any related advantage may vary significantly from year to year. The tax benefits are not applicable to capital gain dividends or certain qualified dividend income and are only available for qualified REITs. If BREIT did not qualify as a REIT, the tax benefit would be unavailable. BREIT’s board also has the authority to revoke its REIT election. There may be adverse legislative or regulatory tax changes and other investments may offer tax advantages without the set expiration. An accelerated depreciation schedule does not guarantee a profitable return on investment and ROC reduces the basis of the investment. While we currently believe that the estimations and assumptions referenced herein are reasonable under the circumstances, there is no guarantee that the conditions upon which such assumptions are based will materialize or are otherwise applicable. This information does not constitute a forecast, and all assumptions herein are subject to uncertainties, changes and other risks, any of which may cause the relevant actual, financial and other results to be materially different from the results expressed or implied by the information presented herein. No assurance, representation or warranty is made by any person that any of the estimations herein will be achieved, and no recipient of this example should rely on such estimations. Investors may also be subject to net investment income taxes of 3.8% and/or state income tax in their state of residence which would lower the after-tax distribution rate received by the investor.

Third Party Information. Certain information contained in this material has been obtained from sources outside Blackstone, which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blackstone, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates.

Trends. There can be no assurances that any of the trends described herein will continue or will not reverse. Past events and trends do not imply, predict or guarantee, and are not necessarily indicative of, future events or results.

Use of Leverage. BREIT uses and expects to continue to use leverage. If returns on such investment exceed the costs of borrowing, investor returns will be enhanced. However, if returns do not exceed the costs of borrowing, BREIT performance will be depressed. This includes the potential for BREIT to suffer greater losses than it otherwise would have. The effect of leverage is that any losses will be magnified. The use of leverage involves a high degree of financial risk and will increase BREIT’s exposure to adverse economic factors such as rising interest rates, downturns in the economy or deteriorations in the condition of BREIT’s investments. This leverage may also subject BREIT and its investments to restrictive financial and operating covenants, which may limit flexibility in responding to changing business and economic conditions. For example, leveraged entities may be subject to restrictions on making interest payments and other distributions.

*

Assumes that the investment in BREIT shares is not sold or redeemed. The tax-equivalent distribution rate would be up to 1.5% lower taking into account deferred capital gains tax that would be payable upon repurchase. See notes 3 and 4 for more information.

**

Reflects QTS’ development pipeline at 100% ownership interest. As of September 30, 2025, BREIT’s ownership interest in QTS was 35% and the QTS investment accounted for 17.4% of BREIT’s real estate asset value.

1.

Represents BREIT Class I shares. Please see above for Q3’25, YTD, 1-Year, 3-Year and Inception to date (“ITD”) net returns. Returns for periods greater than one year are annualized consistent with the IPA Practice Guideline 2018. Returns for periods of less than one year are not annualized. January 1, 2017 reflects BREIT Class I’s inception date. Returns shown reflect the percent change in the NAV per share from the beginning of the applicable period, plus the amount of any distribution per share declared in the period. All returns shown assume reinvestment of distributions pursuant to BREIT’s distribution reinvestment plan, are derived from unaudited financial information, and are net of all BREIT expenses, including general and administrative expenses, transaction related expenses, management fees, performance participation allocation, and share class-specific fees, but exclude the impact of early repurchase deductions on the repurchase of shares that have been outstanding for less than one year. Past performance does not predict future returns. Class D shares, Class S shares and Class T shares were offered in BREIT’s primary offering but are currently only available to existing holders of such classes pursuant to BREIT’s distribution reinvestment plan. Class D-2 shares, Class S-2 shares, Class T-2 shares and Class I shares may be purchased in BREIT’s primary offering and through BREIT’s distribution reinvestment plan. The inception dates for the Class I, D, S and T shares are January 1, 2017, May 1, 2017, January 1, 2017 and June 1, 2017, respectively. The inception date for Class D-2, S-2 and T-2 shares is September 1, 2025. The returns have been prepared using unaudited data and valuations of the underlying investments in BREIT’s portfolio, which are estimates of fair value and form the basis for BREIT’s NAV. Valuations based upon unaudited reports from the underlying investments may be subject to later adjustments, may not correspond to realized value and may not accurately reflect the price at which assets could be liquidated. As return information is calculated based on NAV, return information presented will be impacted should the assumptions on which NAV was determined prove to be incorrect. Returns listed as (with sales load) assume payment of the full upfront sales charge at initial subscription (1.5% for Class D and D-2 shares; 3.5% for Class S and S-2 and Class T and T-2 shares). The sales charge for Class D shares became effective May 1, 2018. The sales charge for Class D-2, S-2 and T-2 shares became effective September 1, 2025. Returns listed as (no sales load) exclude up-front selling commissions and dealer manager fees. BREIT no longer offers Class D, S, and T shares in its primary offering, and instead offers Class D-2, S-2 and T-2 shares in its primary offering. Due to the short duration since inception, ITD returns for the -2 classes are not yet meaningful. Please see performance information for Class S, T and D shares for additional information. Please see www.breit.com/performance for information on BREIT returns. See “Important Disclosure Information – Use of Leverage”.

2.

Publicly traded REITs reflect the MSCI US REIT Index total return as of September 30, 2025. BREIT’s Class I inception date is January 1, 2017. Private real estate reflects the net total return as of September 30, 2025. During the period from January 1, 2017 to September 30, 2025, BREIT Class I’s annualized total net return of 9.2% was 2.6x the NFI-ODCE annualized total net return of 3.5% and 60% higher than the MSCI US REIT Index annualized total return of 5.8%. Private real estate reflects the NFI-ODCE index, which reflects total returns of various private real estate funds and should not be considered reflective of the performance of BREIT. BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. The volatility and risk profile of the indices presented are likely to be materially different from that of BREIT including that BREIT’s fees and expenses may be higher and BREIT shares are significantly less liquid than publicly traded REITs. See “Important Disclosure Information – Index Definitions”.

3.

Represents Class I Shares. Reflects the current month’s distribution annualized and divided by the prior month’s net asset value, which is inclusive of all fees and expenses. Annualized distribution rate for the other share classes: Class D: 4.6%, Class D-2: 4.6%, Class S: 3.9%, Class S-2: 3.9%, Class T: 4.0% and Class T-2: 4.0%. Class D-2, Class S-2 and Class T-2 shares were first sold on September 1, 2025 and the annualized distribution rate reflects the current month’s distribution for such share class annualized and divided by the net asset value of Class D, Class S and Class T shares as of the prior month. Distributions are not guaranteed and may be funded from sources other than cash flow from operations, including, without limitation, borrowings, the sale of our assets, repayments of our real estate debt investments, ROC or offering proceeds, and advances or the deferral of fees and expenses. We have no limits on the amounts we may fund from such sources. Our inception to date cash flows from operating activities, along with inception to date net gains from investment realizations, have funded 100% of our distributions through September 30, 2025. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Distributions” in BREIT’s Quarterly Report on Form 10-Q for more information. A portion of REIT ordinary income distributions may be tax deferred given the ability to characterize ordinary income as ROC. ROC distributions reduce the stockholder’s tax basis in the year the distribution is received, and generally defer taxes on that portion until the stockholder’s stock is sold via redemption. Upon redemption, the investor may be subject to higher capital gains taxes as a result of a lower cost basis due to the ROC distributions. Certain non-cash deductions, such as depreciation and amortization, lower the taxable income for REIT distributions. BREIT’s ROC in 2017, 2018, 2019, 2020, 2021, 2022, 2023 and 2024 was 66%, 97%, 90%, 100%, 92%, 94%, 85% and 96%, respectively. See “Important Disclosure Information – Tax Information”.
4.

7.5% tax-equivalent distribution rate assumes that the investment in BREIT shares is not sold or redeemed and reflects the pre-tax distribution rate an investor would need to receive from a theoretical investment to match the 4.7% after-tax distribution rate earned by a BREIT Class I stockholder based on BREIT’s 2024 return of capital (“ROC”) of 96%, if the distributions from the theoretical investment (i) were classified as ordinary income subject to tax at the top marginal tax rate of 37%, (ii) did not benefit from the 20% tax rate deduction and (iii) were not classified as ROC. The ordinary income tax rate could change in the future. Tax-equivalent distribution rate for the other share classes are as follows: Class D: 7.3%; Class D-2: 7.3%; Class S: 6.2%; Class S-2: 6.2%; Class T: 6.3%; and Class T-2: 6.3%. The tax-equivalent distribution rate would be reduced by 1.5%, 1.4%, 1.4%, 1.2%, 1.2%, 1.2% and 1.2% for Class I, D, D-2. S, S-2, T and T-2 shares, respectively, taking into account deferred capital gains tax that would be payable upon redemption. This assumes a one-year holding period and includes the impact of deferred capital gains tax incurred in connection with a redemption of BREIT shares. Upon redemption, a n investor is assumed to be subject to tax on all prior return of capital distributions at the current maximum capital gains rate of 20%. The capital gains rate could change in the future. ROC distributions reduce the stockholder’s tax basis in the year the distribution is received, and generally defer taxes on that portion until the stockholder’s stock is sold via redemption. Upon redemption, the investor may be subject to higher capital gains taxes as a result of a lower cost basis due to the return of capital distributions. See “Important Disclosure Information – Tax Information” for more information.

5.

Represents net repurchase requests (gross repurchase requests, net of subscriptions) as of September 2025, under the share repurchase plan, inclusive of DRIP and OP units and excluding subscription from UC Investments.

6.

The S&P 500 reflects total gross return, as of September 30, 2025. S&P 500 “Low” refers to October 12, 2022. During the period from October 12, 2022 to September 30, 2025, the S&P 500 total gross return was 95.4%. “Peak” refers to the closing price for the S&P 500 Index on October 28, 2025. Corporate bonds reflect the total return of the ICE BofA U.S. High Yield Index, as of September 30, 2025. Corporate bond “Low” refers to September 29, 2022. During the period from September 29, 2022 to September 30, 2025, Corporate bond total returns were 37%. “Peak” refers to the closing price for the ICE BofA U.S. High Yield Index on November 30, 2025. Real estate values reflect Green Street Advisors, as of September 30, 2025. Reflects the Commercial Property Price Index for All Property, which captures the prices at which U.S. commercial real estate transactions are currently being negotiated and contracted. Real estate values “Trough” refers to November 30, 2023. During the period from November 30, 2023 to September 30, 2025, real estate value total returns were 6.3%. See “Important Disclosure Information – Index Definitions”.

7.	Blackstone Proprietary Data, as of September 30, 2025. Represents BREIT’s Q3 2025 and YTD 2025 deployment in data centers (at BREIT’s share).
8.

Largest and fastest growing data center company reflects Blackstone Proprietary Data, as of June 30, 2025 and datacenterhawk, as of June 30. 2025. “Largest” refers to leased megawatts; and “fastest growing” refers to numerical growth in leased megawatts since Q4 2019 of QTS relative to a peer set of the largest data center companies in the world. As of September 30, 2025 BREIT’s ownership in QTS was 35%, and the QTS investment accounted for 17.4% of BREIT’s real estate asset value.

9.

Based on leased megawatts at acquisition (August 2021) vs. September 30, 2025 (at 100% ownership). As of September 30, 2025, BREIT’s ownership in QTS was 35% and the QTS investment accounted for 17.4% of BREIT’s real estate asset value. There can be no assurance that these leases will commence on their current expected terms, or at all, and this information should not be considered an indication of future performance. Growth in land bank refers to Blackstone Proprietary Data as of September 30, 2025.

10.	Leasing pipeline refers to Blackstone Proprietary Data, as of September 30, 2025.

11.

Represents 2025 forecasted capital expenditure investments in data centers by Alphabet, Amazon, Meta, Microsoft and Oracle. Microsoft, AWS, Google, Meta per Morgan Stanley Equity Research and publicly reported figures.

12.

QTS’ development pipeline reflects total cost for committed development projects as of September 30, 2025, at 100% ownership and reflects signed leases. As of September 30, 2025, BREIT’s ownership in QTS was 35% and the QTS investment accounted for 17.4% of BREIT’s real estate asset value. There can be no assurance that these leases will commence on their current expected terms, or at all, and this information should not be considered an indication of future performance.

13.	Blackstone Proprietary Data, as of September 30, 2025.
14.

Blackstone Proprietary Data, as of September 30, 2025. Reflects cost estimate of developing data center projects on existing land bank acres and excludes committed development projects, at 100% ownership. This information is provided to illustrate the potential for additional development projects at QTS’ existing land bank acres, and there can be no assurance that any development projects will arise at these land bank acres. In addition, future land bank opportunities could be allocated to other Blackstone vehicles instead of to QTS or BREIT.

15.

Declining new supply refers to new construction starts in the multifamily and industrial sectors. RealPage Market Analytics, as of September 30, 2025. Represents change in annual starts as a percent of prior year end stock figures for the trailing twelve months as of Q3’25 compared to the year-ended 2022. Data reflects institutional-quality product across RealPage Market Analytics Top 150-tracked markets and excludes New York City. As of September 30, 2025, the multifamily (including senior housing) and affordable housing sectors accounted for 20% and 8% of BREIT’s real estate asset value, respectively. Industrial reflects CoStar, as of September 30, 2025. Represents change in annual starts as a percent of prior year-end stock figures for the trailing twelve months as of Q3’25 compared to the year-ended 2022. Data reflects the following Logistics and Flex subsectors per CoStar: Light Manufacturing, Manufacturing, Showroom, Bulk Warehouse, Distribution, Light Distribution, Light Industrial and Warehouse. As of September 30, 2025, the industrial sector accounted for 23% of BREIT’s real estate asset value.

16.

Declining financing costs refers to Blackstone Proprietary Data, as of November, 2025. Represents estimated all-in borrowing costs for high-quality logistics transactions at ~65-70% avg. LTV. Spread reflects weighted average spread across all rating tranches applied to est. rating agency capital structures from each respective period. ’23 wide reflects peak base rate and spreads for representative BX SASB CMBS transactions in ’23. Nov’25 reflects all-in borrowing costs across SASB CMBS and bank balance sheet transactions. There can be no assurance that financing costs will continue to decline and changes in this measure may have a negative impact on BREIT’s performance.

17.

Blackstone Proprietary Data and Green Street Advisors, as of November 30, 2025. Represents total U.S. CMBS volume as of YTD period ended November 30, 2025 compared to YTD period ended November 30, 2024. 2021 peak refers to YTD issuance for the full fiscal year 2021.

18.

“Property Sector” weighting is measured as the asset value of real estate investments for each sector category divided by the asset value of all of BREIT’s real estate investments, excluding the value of any third-party interests in such real estate investments. Rental housing includes the following subsectors: multifamily (20%, including senior housing, which accounts for <1%), student housing (9%), single family rental housing (9%, including manufactured housing, which accounts for 1%) and affordable housing (8%). See BREIT’s prospectus for more information on BREIT’s investments “Region Concentration” represents regions as defined by the National Council of Real Estate Investment Fiduciaries (“NCREIF”) and the weighting is measured as the asset value of real estate properties for each regional category divided by the asset value of all of BREIT’s real estate properties, excluding the value of any third-party interests in such real estate properties. “Sunbelt” reflects comparison between the South and West regions versus the rest of the United States as defined by NCREIF. Population growth reflects U.S. Bureau of Economic Analysis, as of June 30, 2025. Represents 5-year compound annual growth rate of population from mid-quarter Q2 2020 to mid-quarter Q2 2025. Job growth reflects U.S. Bureau of Labor Statistics data as of June 30, 2025. Represents 5-year compound annual growth rate of seasonally adjusted employees on nonfarm payrolls from June 2020 to June 2025. Wage growth reflects U.S. Bureau of Labor Statistics, as of March 31, 2025. Represents 5-year compound annual growth rate of employment-weighted average weekly wages from Q1 2020 to Q1 2025. Although a market may be a growth market as of the date of the publication of this material, demographics and trends may change and investors are cautioned on relying upon the data presented as there is no guarantee that historical trends will continue or that BREIT could benefit from such trends. BREIT’s portfolio is currently concentrated in certain industries and geographies, and, as a consequence, BREIT’s aggregate return may be substantially affected by adverse economic or business conditions affecting that particular type of asset or geography.

19.	RealPage Market Analytics as of September 30, 2025. Refers to 99% of BREIT multifamily markets that are at or past peak supply as of September 30, 2025.
20.	Blackstone Proprietary Data, as of September 30, 2025.

21.

As of September 30, 2025. Represents the estimated embedded growth potential between BREIT’s in place industrial portfolio rents and achievable market rents. See “Important Disclosure Information – Embedded Growth”. This is not a measure, or indicative, of overall portfolio performance or returns. Certain other BREIT property sectors have lower embedded rent growth potential. BREIT’s overall portfolio embedded growth potential was 10% as of September 30, 2025. BREIT’s industrial portfolio has a 3.4-year weighted average lease length. Reflects real estate properties only, including unconsolidated properties, and does not include real estate debt investments. For a complete list of BREIT’s real estate investments (excluding equity in public and private real estate-related companies), visit www.breit.com/properties. Embedded rent growth will not directly correlate with increased performance or returns and is presented for illustrative purposes only and does not constitute forecasts. There can be no assurance that any such results will actually be achieved. A number of factors, including operating expenses as described in BREIT’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 7, 2025, will impact BREIT’s net performance or returns. Any expectations that in-place rents have the potential to increase are based on certain assumptions that may not be correct and on certain variables that may change.

22.	Based on the U.S. Department of the Treasury data. 10-year Treasury yield as of December 1, 2025.

Index Definitions

An investment in BREIT is not a direct investment in real estate, and has material differences from a direct investment in real estate, including those related to fees and expenses, liquidity and tax treatment. BREIT’s share price is subject to less volatility because its per share NAV is based on the value of real estate assets it owns and is not subject to market pricing forces as are the prices of the asset classes represented by the indices presented. Although BREIT’s share price is subject to less volatility, BREIT shares are significantly less liquid than these asset classes, and are not immune to fluctuations. Private real estate is not traded on an exchange and will have less liquidity and price transparency. The value of private real estate may fluctuate and may be worth less than was initially paid for it.

The volatility and risk profile of the indices presented is likely to be materially different from that of BREIT including those related to fees and expenses, liquidity, safety, and tax features. In addition, the indices employ different investment guidelines and criteria than BREIT; as a result, the holdings in BREIT may differ significantly from the holdings of the securities that comprise the indices. The indices are not subject to fees or expenses, are meant to illustrate general market performance and it may not be possible to invest in the indices. The performance of the indices has not been selected to represent an appropriate benchmark to compare to BREIT’s performance, but rather is disclosed to allow for comparison of BREIT’s performance to that of well-known and widely recognized indices. A summary of the investment guidelines for the indices presented is available upon request. In the case of equity indices, performance of the indices reflects the reinvestment of dividends.

BREIT does not trade on a national securities exchange, and therefore, is generally illiquid. Your ability to redeem shares in BREIT through BREIT’s share repurchase plan may be limited, and fees associated with the sale of these products can be higher than other asset classes. In some cases, periodic distributions may be subsidized by borrowed funds and include a return of investor principal. This is in contrast to the distributions investors receive from large corporate stocks that trade on national exchanges, which are typically derived solely from earnings. Investors typically seek income from distributions over a period of years. Upon liquidation, ROC may be more or less than the original investment depending on the value of assets.

An investment in BREIT (i) differs from the Green Street Commercial Property Price Index in that such index represents various private real estate values with differing sector concentrations (ii) differs from high yield bonds and the ICE BofA U.S. High Yield Index in that private real estate investments are not fixed-rate debt instruments and such bonds represent debt issued by corporations across a variety of issuers with varying pricing, terms and conditions, (iii) differs from the MSCI U.S. REIT Index in that BREIT is not a publicly traded U.S. Equity REIT, (iv) differs from the NFI-ODCE in that such index represents various private real estate funds with differing terms and strategies, and (v) differs from equities and the S&P 500 Index in that private real estate investments are not large or mid cap stocks and are not publicly traded.

The Green Street Commercial Property Price Index (“CPPI”) is a value-weighted time series of unleveraged U.S. commercial property values with an inception date of December 31, 1997. CPPI is shown to illustrate general market trends for informational purposes only, does not represent any specific investment and does not reflect how BREIT has performed or will perform in the future. The index captures the prices at which commercial real estate transactions are currently being negotiated and contracted, measuring price changes across select property types covered by Green Street Advisors. All Property Sector weights: retail (20%), apartments (15%), health care (15%), industrial (12.5%), office (12.5%), lodging (7.5%), data center (5%), net lease (5%), self-storage (5%), and manufactured home park (2.5%). Apartments refers to multifamily, lodging refers to hospitality.

The ICE BofA U.S. High Yield Index is a capitalization-weighted index that measures the performance of USD-denominated, below investment grade rated, fixed rate corporate debt publicly issued in the U.S. domestic market. An investment in high-yield corporate bonds is generally considered to be a less risky investment than private real estate.

The MSCI U.S. REIT Index is a free float-adjusted market capitalization index that is comprised of equity REITs. The index is based on the MSCI USA Investable Market Index (IMI), its parent index, which captures large, mid and small cap securities. It represents about 99% of the U.S. REIT universe. The index is calculated with dividends reinvested on a daily basis.

The NFI-ODCE is a capitalization-weighted, gross of fees, time-weighted return index with an inception date of December 31, 1977. Published reports also contain equal-weighted and net of fees information. Open-end funds are generally defined as infinite-life vehicles consisting of multiple investors who have the ability to enter or exit the fund on a periodic basis, subject to contribution and/or redemption requests, thereby providing a degree of potential investment liquidity. The term diversified core equity typically reflects lower risk investment strategies utilizing low leverage and is generally represented by equity ownership positions in stable U.S. operating properties diversified across regions and property types. While funds used in the NFI-ODCE have characteristics that differ from BREIT (including differing management fees and leverage), BREIT’s management feels that the NFI-ODCE is an appropriate and accepted index for the purpose of evaluating the total returns of direct real estate funds. Comparisons shown are for illustrative purposes only and do not represent specific investments. Investors cannot invest in this index. BREIT has the ability to utilize higher leverage than is allowed for the funds in the NFI-ODCE, which could increase BREIT’s volatility relative to the index. Additionally, an investment in BREIT is subject to certain fees that are not contemplated in the NFI-ODCE.

The S&P 500 Index is a market capitalization-weighted index that includes 500 stocks representing all major industries. Returns are denominated in U.S. dollars. The S&P 500 Index is a proxy of the performance of the broad U.S. economy through changes in aggregate market value. The S&P 500 Index is a widely used barometer of U.S. stock market performance. The key risk of the S&P 500 Index is the volatility that comes with exposure to the stock market.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing. This Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD. The information in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

Forward-Looking Statement Disclosure

This material contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “identified,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates”, “confident,” “conviction” or other similar words or the negatives thereof. These may include financial estimates and their underlying assumptions, statements about plans, objectives, intentions, and expectations with respect to positioning, including the impact of macroeconomic trends and market forces, future operations, repurchases, acquisitions, future performance and statements regarding identified but not yet closed acquisitions or dispositions and pre-leased but not yet occupied development properties. Such forward-looking statements are inherently subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in BREIT’s prospectus and annual report for the most recent fiscal year, and any such updated factors included in BREIT’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document (or BREIT’s public filings). Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: December 8, 2025

	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer